UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)September 3, 2008

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410-2832

(Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 3, 2008, Duckwall-ALCO Stores, Inc., (the "Company") entered into an agreement (the “Agreement”), incorporated herein to this Item 1.01 by reference, with Accenture, LLP (“Accenture”). Under the Agreement, Accenture will provide the Company with consulting services to increase the Company’s operating efficiency and reduce shrink at certain Company stores. The goal is to produce an annual benefit to the Company of at least Eight Million Dollars ($8,000,000) (the “Project”). The Project shall be completed in two phases. The first phase will include Accenture’s review and evaluation of certain Company practices and implementing a plan to increase efficiency in a set of pilot stores (the “Pilot Phase”), and the second phase will include implementing such plan to all of the Company’s stores (the “Implementation Phase”). The estimated completion date of the Pilot Phase is before December 31, 2008, and the estimated completion date of the Implementation Phase is June 30, 2009. Although, either the Company or Accenture may terminate the Agreement upon 30 days notice.

The Company shall be billed monthly for Accenture’s services under the Agreement. Also, the Company shall reimburse Accenture for all of Accenture's out-of-pocket expenses, including meals, lodging, and other travel expenses, and any applicable sales taxes as incurred (collectively the “Expenses”). The estimated total cost of the Project is Three Million Five Hundred Thousand Dollars ($3,500,000) plus the Expenses, subject to the early termination provisions. Any invoices that remain unpaid for more than 15 days shall accrue interest at a rate of 1.5% per month.

The Agreement provides that the Project is a joint effort between the Company and Accenture, and the Project shall require the utilization of staffing from both parties. The Company may be required to engage additional contractors and vendors to implement the Project. The Agreement provides that the Company shall indemnify Accenture for any third party claims arising out the Company’s use of the services under the Project. The Agreement is subject to Accenture’s Standard Business Practices, as provided in Attachment A to the Agreement.

There is no existing material relationship between the Company and Accenture, other than in respect to the Agreement.

Item 7.01	Regulation FD Disclosure.

On September 3, 2008, the Company issued a press release attached as Exhibit 99.1, incorporated into this Item 7.01 by reference, to announce that the Company has entered into the Agreement described above in Item 1.01. Attached as Exhibit 99.2, and incorporated into this Item 7.01 by reference, is a copy of the Agreement dated September 3, 2008.

Item 9.01.	Exhibits.

Exhibits

99.1	Press Release dated September 3, 2008, furnished solely for the purpose of incorporation by reference into Items 1.01 and 7.01.

99.2	Agreement dated September 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: September 3, 2008                                                By:  /s/ Lawrence J. Zigerelli

Lawrence J. Zigerelli
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release dated September 3, 2008, furnished solely for the purpose of incorporation by reference into Items 1.01 and 7.01.

99.2	Agreement dated September 3, 2008.